Exhibit 32(e)
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
FOR KENTUCKY UTILITIES COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016

In connection with the annual report on Form 10-K of Kentucky Utilities Company (the "Company") for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), we, Victor A. Staffieri, the Principal Executive Officer of the Company, and Kent W. Blake, the Principal Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

•	The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 17, 2017	/s/ Victor A. Staffieri
Victor A. Staffieri Chairman of the Board and Chief Executive Officer (Principal Executive Officer) Kentucky Utilities Company

/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer (Principal Financial Officer) Kentucky Utilities Company

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.